Exhibit 99.2

JFB Construction Holdings Announces Closing of

$5.16 Million Initial Public Offering

Lantana, Fla. – March 7, 2025 – JFB Construction Holdings (Nasdaq: JFB), a construction company focused on commercial, retail, and residential property development, announces that it has closed its initial public offering of 1,250,000 units at a public offering price of $4.125 per unit. Each unit consisted of one share of Class A common stock and one Class A warrant to purchase one share of Class A common stock. Each warrant has an exercise price equal to $5.50 per share, are exercisable immediately, and will expire on the fifth anniversary of the issuance date. The shares and warrants are immediately separable and were issued separately, but were purchased together in the offering.

“We view the successful completion of our initial public offering as a significant milestone in the long history of our Company,” said CEO Joseph F. Basile, III. “This achievement, coupled with our Nasdaq listing, will enable our growth plans as we ramp up our commercial construction and development segment, and expand our universe of potential investors in the public markets.”

The Company has granted to the underwriters a 45-day option to purchase up to 187,500 additional units, or securities underlying the units, from the Company to cover any over-allotments at the offering price, less the underwriting discount. The underwriters have exercised their option to purchase 138,600 warrants pursuant to their over-allotment option on March 6, 2025.

The gross proceeds to the Company from the offering were $5,156,250, before deducting underwriting discounts and commissions and other offering expenses. The Company’s common stock began trading on the Nasdaq Market on March 6, 2025 under the symbol “JFB.”

The Company intends to use the net proceeds from the offering for business expansion, equipment purchases, strategic investments, personnel recruitment, and general working capital.

Kingswood Capital Partners, LLC acted as representative of the underwriters for the offering.

Austin Legal Group, APC acted as U.S. counsel for the Company.

A registration statement on Form S-1 (File No. 333-283106) relating to the Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2025. The Offering is being made only by means of a prospectus. A final prospectus relating to the Offering has been filed with the SEC on March 7, 2025. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by emailing lciervo@kingswoodus.com or by calling 561-961-0505 or by standard mail to Kingswood Capital Partners, LLC, 7280 W Palmetto Park Rd., Suite 301, Boca Raton, FL 33433.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About JFB Construction Holdings

JFB Construction Holdings (“JFB”) offers generations of combined generational experience in residential and commercial construction and development. Having the experience of building multifamily communities, exclusive estate & equestrian homes, and over 2 million square feet of commercial retail and shopping centers. JFB provides hands-on, professional expertise, which has led to the quality and production we are known for.

JFB’s reputation has been built on its clients’ trust and the value it brings to each project.

JFB is proud that most of its projects are obtained through 100% referrals and repeat customers, and that to-date it has provided general contracting and construction management services in 36 U.S. states.

ABOUT KINGSWOOD

Kingswood is a network of wealth management firms that includes SEC-registered investment advisors and a FINRA-licensed broker-dealer, Kingswood offers investment banking and advisory services along with comprehensive wealth management and business-building services, designed specifically for the independent financial advisor. Together with its parent company, the Kingswood Group, Kingswood has more than $13 billion in assets under management, and 400 registered individuals. Kingswood combines the resources and capital of a large financial services firm with the personalized touch and feel of a boutique company. Kingswood has earned a reputation as a firm built for advisors by advisors.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements”. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. The reader is cautioned not to rely on these forward-looking statements. Actual results could vary materially from the expectations and projections of JFB Construction. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including statements regarding the use of proceeds from the sale of our shares in the Offering; and the uncertainty regarding future commercial success. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us, including those described in JFB Construction’s prospectus filed with the SEC. We do not undertake to update any forward-looking statement as a result of new information or future events or developments, except as required by U.S. federal securities laws.

JFB Construction Holdings Contact:

Joseph F. Basile, III

561-582-9840.

joe@jfbconstruction.net

Investor Relations Contact:

CORE IR

Mike Mason

516 222 2560

investors@jfbcontriuction.net